Exhibit 10.1

EMPLOYMENT AGREEMENT

Deyu Agriculture Corp., a Nevada corporation, located at Room 808, Tower A, Century Centre, 8 North Star Road, Beijing 100101 (hereinafter referred to as "Employer"), and David Lethem of 12378 Rock Ridge Lane, Fort Myers, FL, 33913 (hereinafter referred to as "Employee"), in consideration of the mutual promises made herein, agree as follows:

ARTICLE 1.  EMPLOYMENT

Acceptance of Employment

Section 1.01. Employer hereby employs Employee and Employee hereby accepts employment with Employer.

Term of Employment

Section 1.02. The employment period will begin on June 18, 2010 for a term of 3 years. This agreement and Employee's employment may be terminated at will by either Employer or Employee, subject to thirty days' prior written notice given by the party terminating this employment agreement. "At will" means at the sole and unfettered discretion of the party seeking termination, without disregard as to whether or not cause exists for termination.

ARTICLE 2. DUTIES OF EMPLOYEE

Position Description and Duties

Section 2.01. Employee is hereby hired to perform services for Employer in the capacity of Chief Financial Officer and shall include all of the powers and duties usually incident to such position for a U.S. listed public company. In such capacity, Employee's duties shall consist of providing to the Company, professional services in the areas described below.

Employee shall be responsible for

•         the preparation of all financial statements and documents in compliance with U.S. GAAP required to complete the Transaction, including drafting of all financial statements, Management Discussions and Analyses, and any other documents required by U.S. regulatory bodies;

•        creating and maintaining proper financial controls which shall include, but not be limited to, evaluating the Company’s internal controls and procedures in connection with Section 404 of the Sarbanes-Oxley Act to identify improvements to endure compliance with all regulatory and reporting requirements;

•        coordinating post-transaction capital raise with any investment banking firm, including preparation of detailed projections and English business plan/presentation, and meetings with, and presentations to, potential investors; and

• communication with investors and shareholders regarding financial and operational matters of the Company.

•       preparation of all public filings, including annual and quarterly reports, management discussion and analysis, material change reports, insider ownership reports, and any other public reports required to be filed by the Company with a regulatory agency to maintain its stock exchange listing or quotation;

•       coordination with independent auditors on quarterly reviews and annual audits, including (i) supervision of Company staff to prepare financial results, schedules, and documents associated with such audit or review, (ii) resolution of complicated accounting issues that may arise during the review or audit, including drafting of comprehensive audit memos referencing appropriate U.S. accounting literature and reaching consensus with senior audit team members, and (iii) ensuring that all financials are properly presented in accordance with U.S. GAAP, as applicable;

•       implementation of internal controls and procedures improvements to comply with applicable regulatory and reporting, including performing required testing of internal controls over financial reporting to ensure that management is comfortable signing the certifications required by Section 404 of the Sarbanes-Oxley Act;

• ensuring that the Company is in compliance with all other exchange requirements; communication with shareholders, analysts, and other investors;

• supervision of Company accounting staff on monthly closings and other matters; and

• other services as CFO and the Company may agree during the engagement.

Both Parties acknowledge that the Employer shall have the right to change the type of work, job title and position, job duties and work location of Employee at any time according to the business needs of Employer or ability or work performance or actual situation of Employee, provided, however, that such change shall be made in good faith with reasonable causes.  Employee shall be subject to any such changes as deemed necessary and appropriate in the sole judgment of Employer.

Time and Attention

Section 2.02. Employee and Employer agree that the Employee shall devote his full time, attention and skills during the normal working hours designated to him hereunder exclusively to the performance of his duties hereunder, and effectively perform his duties and make his best endeavors to ensure the satisfactory accomplishment of the assignment to him as Employer’s Chief Financial Officer

Adherence to Rules

Section 2.03. Employee at all times during the performance of this Agreement shall strictly adhere to and obey all the rules and regulations now in effect or as subsequently modified or enacted by Employer, governing the conduct of employees of Employer.

Satisfactory Performance of Duties

Section 2.04. The employment of Employee shall continue only as long as the services rendered by Employee are satisfactory to Employer, notwithstanding any other provision contained in this Agreement. Employer shall be the sole judge as to whether the services of Employee are satisfactory.

Obligations to Third Parties

Section 2.05. Employee warrants and represents that Employee has the ability to enter into this Agreement, that entering into and performing under this Agreement will not violate Employee's agreement with any third party, and that there exist no restrictions or obligations to any third parties which will restrict Employee's performance of duties under this Agreement.

ARTICLE 3. COMPENSATION

Base Compensation

Section 3.01. As compensation for the services rendered by Employee under this agreement, as a gross salary and prior to any deductions or withholdings, Employee will be paid $10,000USD monthly. Payments shall be made on or before the last day of each month, via wire transfer, in U.S. Dollars, to an account designated by Employee.  Employer shall deduct any required withholdings and deductions in accordance with the laws of the jurisdiction where employment is undertaken.

Group Health Insurance

Section 3.03. Employer currently does not offer any group health insurance coverage or options to its employees, and as a result of same is not offering any such coverage or benefit to Employee.

Other Benefits

Section 3.04. In addition to any other benefits or compensation set forth above, Employer offers to Employee, and Employee is entitled to participate in the employee stock option plan at a level commensurate with Employee’s position.

Effect of Termination on Compensation

Section 3.05. In the event of termination of employment, Employee shall be entitled to the compensation accrued and earned prior to the date of termination as provided for in this Article 3, computed pro-rata, up to, and including, the date of termination. Other than as may be provided herein to the contrary, Employee shall be entitled to no further compensation following such date of termination.

ARTICLE 4. EMPLOYER'S RECORDS/TRADE SECRETS/CONFIDENTIALITY

Ownership of Employer's Records

Section 4.01. (a) All records of the accounts of Employer, of any nature, whether existing at the time of Employee's employment, procured through the efforts of Employee, or obtained by Employee from any other source, and whether prepared by Employee or otherwise, shall be the exclusive property of Employer regardless of who actually purchased the original book, record or magnetic storage unit on which such information is recorded.

(b)  All such books and records shall be immediately returned to Employer by Employee on any termination of employment, whether or not any dispute exists between Employer and Employee at, regarding, and/or following the termination of employment.

(c) Employee shall keep the proprietary and confidential information of Employer confidential and shall abide by any confidentiality rules set forth by Employer. Employee shall not take, use of or disclose any material or information of Employer to any third party except on behalf of Employer and with Employer’s prior written consent.

ARTICLE 5. GENERAL PROVISIONS

Notices

Section 5.01. Any notices to be given by either party to the other may be effected either by personal delivery in writing or by mail, registered and certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at their last known addresses as appearing on the books of Employer.

Entire Agreement

Section 5.02. This agreement supersedes any and all other agreements, either oral or written, between the parties with respect to the employment of Employee by Employer for the purposes set forth in Section 2.01 above, and contains all of the covenants and agreements between the parties with respect to such employment whatsoever. Each party to this agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this agreement shall be valid or binding. Any modification of this agreement will be effective only if it is in writing signed by the party to be charged.

Partial Invalidity

Section 5.03. If any provision in this agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any manner.

Law Governing Agreement

Section 5.04. This agreement shall be governed by and construed in accordance with the laws of the State of New York.

Attorney's Fees and Costs

Section 5.05. In the event that any legal action is necessary or brought in any court or arbitration proceeding to enforce or interpret the terms of this agreement, each party shall bear their own costs and attorney's fees.

This agreement is entered into on this 6th day of June, 2010.

EMPLOYER:

Deyu Agriculture Corp.:

______________________________
by: JIANMING HAO, CEO

EMPLOYEE:

______________________________
DAVID LETHEM